UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)          FEBRUARY 8, 2005
                                                  ------------------------------


                            THE PENN TRAFFIC COMPANY
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


            001-9930                                      25-0716800
--------------------------------------------------------------------------------
    (Commission File Number)                   (IRS Employer Identification No.)


       1200 STATE FAIR BOULEVARD
          SYRACUSE, NEW YORK                              13221-4737
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                  (Zip Code)


                                 (315) 453-7284
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

              On February 8, 2005, The Penn Traffic Company (the "Company") and its subsidiaries, as debtors and debtors-in-possession (collectively, the "Debtors"), filed a motion with the United States Bankruptcy Court in the Southern District of New York (the "Bankruptcy Court") seeking approval of a Global Settlement Agreement and Mutual Release (the "Agreement"), dated as of February 4, 2005, by and among The Pension Benefit Guaranty Corporation (the "PBGC"), the Official Committee of Unsecured Creditors (the "Creditors' Committee") and the Debtors. The Debtors are the following entities: The Penn Traffic Company, Dairy Dell, Inc., Penny Curtiss Baking Company, Inc., Big M Supermarkets, Inc., Sunrise Properties, Inc., Pennway Express, Inc., Big Bear Distribution Company, Bradford Supermarkets, Inc., P&C Food Markets, Inc. of Vermont, Abbott Realty Corporation, Commander Foods, Inc., P.T. Development LLC, and PT Fayetteville/Utica LLC. Other than in respect of the matters dealt with in the Agreement, the Company has no material relationship with the PBGC. The Creditors' Committee represents the unsecured creditors of the Debtors in connection with the Debtors' reorganization proceedings.

              BACKGROUND. The Company sponsors five defined benefit pension plans. As a result of declines in interest rates and the market value of the assets held in the Company's pension plans, the Debtors have accrued significant pension liabilities, requiring funding contributions in the aggregate amount of approximately $72 million through the Company's 2008 fiscal year. The Penn Traffic Company Cash Balance Pension Plan (the "Cash Balance Pension Plan"), which is the principal retirement plan for the Company's non-union employees, currently requires over $48 million in funding through the Company's 2008 fiscal year, including a payment in excess of approximately $24.5 which would have been required in the Company's 2005 fiscal year.

              Early in the Debtors' bankruptcy cases (the "Cases"), the Company, in consultation with its financial advisors and the Creditors' Committee, determined that, unless the Cash Balance Pension Plan was terminated, the Company would be unable to pay all its debts pursuant to a plan of reorganization and would be unable to continue in business outside the chapter 11 reorganization process. Accordingly, in May 2004, the Debtors filed an application with the PBGC for a distress termination of the Cash Balance Pension Plan under Section 4041(c)(2)(B)(iii) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

              PBGC has filed three proofs of claim in the Cases relating to the Cash Balance Pension Plan asserting (i) an unsecured priority claim for unfunded benefit liabilities, (ii) an unsecured priority claim for unpaid minimum funding contributions, and (iii) an unsecured priority claim for unpaid premiums in an unliquidated amount (collectively, the "Cash Balance Plan Claims"). Assuming a distress termination of the Cash Balance Pension Plan, the Debtors dispute all three Cash Balance Claims.

              PRINCIPAL TERMS OF THE AGREEMENT. In January 2005, following extensive negotiations among the Company, the PBGC and the Creditors' Committee, a global settlement in principle was reached and the Agreement was subsequently entered into, the principal terms of which are as follows:

              (a) The Agreement contemplates the termination and PBGC trusteeship of the Cash Balance Pension Plan by means of a separate trusteeship agreement ("PBGC Trusteeship Agreement") between the Company and PBGC. If no such termination occurs by February 28, 2005 or if no PBGC Trusteeship Agreement is entered into on or before February 28, 2005, the Agreement and any action taken by any party pursuant to the Agreement will be null and void. The Debtors may waive, in consultation with the Creditors' Committee, any failure of either or both of these requirements.

              (b) In partial settlement of the Cash Balance Plan Claims, PBGC will have an "Allowed Administrative Claim" under the Debtors' First Amended Joint Plan of Reorganization (the "Plan") on the Plan's effective date in the amount of $155,378, to be paid in full and in cash not later than 20 days after the Plan's effective date.

              (c) In further settlement of the Cash Balance Plan Claims, PBGC will have an "Allowed Administrative Claim" under the Plan on the Plan's effective date in the amount of $3,500,000, to be paid, without interest, by the reorganized Company in four equal installments bi-annually over a two year period commencing on the date that is six months following the effective date of the Plan, and to be secured until fully paid. If PBGC is not fully satisfied with the terms of such security by the date of the hearing with respect to the confirmation of the Plan, at PBGC's discretion, the Agreement and any actions taken by any party pursuant to the Agreement will be void, except for any prior termination of the Cash Balance Pension Plan and any PBGC trusteeship of the Cash Balance Pension Plan by means of the PBGC Trusteeship Agreement between the Company and PBGC.

              (d) In further settlement of the Cash Balance Plan Claims, PBGC will have an "Allowed Class 3 Unsecured Claim" under the Plan on the Plan's effective date in the amount of $60,000,000.

              (e) In further settlement of the Cash Balance Plan Claims, the Debtors have agreed that the Plan will not be confirmed if it fails to provide that, on and after the Plan's effective date, the reorganized Company will continue to sponsor, administer, and maintain (i) the Pension Plan for Bargaining Employees of Eastern Pennsylvania, (ii) the Riverside Division of Penn Traffic Company Bargaining Employees Pension Plan, (iii) the Big Bear Stores Hourly Paid Food Warehouse Employees' Pension Plan and (iv) the Big Bear Stores Hourly Paid General Merchandise Warehouse Employees' Pension Plan (collectively, the "Remaining Plans"), each in accordance with their terms, with ERISA and with the Internal Revenue Code, including meeting the minimum funding standards under ERISA and the Internal Revenue Code, and paying all PBGC insurance premiums. This provision will not apply to confirmation of a liquidating Chapter 11 plan or a Chapter 7 liquidation. Notwithstanding the foregoing, the reorganized

                    Company has reserved its rights, after the Plan's effective date, to terminate, amend or freeze any of the Remaining Pension Plans in accordance with their terms, ERISA, the Internal Revenue Code or other applicable law.

              (f) As sponsor and administrator of the Remaining Pension Plans, the reorganized Company will pay (i) to PBGC, the amount of unpaid PBGC premiums, if any, owed as of the Plan's effective date with regard to the Remaining Pension Plans pursuant to 29 U.S.C. ss. 1307 and (ii) into each of the Remaining Pension Plans, the amount of unpaid minimum funding contributions, if any, owed as of the Plan's effective date for each of the Remaining Pension Plans, pursuant to section 412 of the Internal Revenue Code, 26 U.S.C. ss. 412(c)(11), and section 302 of ERISA, 29 U.S.C. ss. 1082(c)(11). The Agreement provides that all PBGC premium and minimum funding obligations owed to PBGC and/or the Remaining Plans will be paid in cash and in full, not later than 20 days after the Plan's effective date.

              (g) The Debtors and the Creditors' Committee will waive and release any and all claims arising under Sections 547, 548, or 549 of the Bankruptcy Code with respect to any and all payments made by or on behalf of the Debtors with respect to the Cash Balance Pension Plan or the Remaining Pension Plans.

              (h) PBGC will not file an objection to confirmation of the Plan, including to the substantive consolidation of the Debtors as contemplated under the Plan.

              (i) The Creditors' Committee will not file an objection to the motion seeking approval of the Agreement and will not object on its own behalf to any of the PBGC claims.

              (j) If all terms of the Agreement have been satisfied as of the effective date of the Plan, and without reduction or other effect on the allowed claims and obligations set forth in the Agreement, the PBGC Claims will be deemed withdrawn, with prejudice, upon the effective date of the Plan.

              COURT APPROVAL OF THE AGREEMENT. A condition precedent to the occurrence of the effective date of the Plan is the entry of a final order approving the Agreement. On February 8, 2005, the Debtors filed a motion (the "PBGC SETTLEMENT MOTION") with the Bankruptcy Court to obtain approval of the Agreement. The hearing date for the PBGC Settlement Motion is currently scheduled for February 28, 2005. If the Bankruptcy Court denies such motion or the Debtors are unable to confirm the Plan, as amended to reflect the terms of the Agreement, the Agreement and any actions taken by any party pursuant to the Agreement will be void, except for any prior termination of the Cash Balance Pension Plan and any PBGC trusteeship of the Cash Balance Pension Plan by means of the PBGC Trusteeship Agreement between the Company and PBGC.

              A copy of the Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.


              ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

              (c) The following is attached as an exhibit to this Current Report on Form 8-K:

              EXHIBIT       DESCRIPTION
              -------       -----------

              10.1 Global Settlement Agreement and Mutual Release, dated as of February 4, 2005, by and between The Pension Benefit Guaranty Corporation, the Official Committee of Unsecured Creditors and The Penn Traffic Company and its affiliated debtors.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


                                            THE PENN TRAFFIC COMPANY


                                            By: /s/ Francis D. Price, Jr.
                                                ----------------------------
                                                Name:  Francis D. Price, Jr.
                                                Title: Vice President


Dated:  February 11, 2005

                                  EXHIBIT INDEX


EXHIBIT           DESCRIPTION
-------           -----------

10.1 Global Settlement Agreement and Mutual Release, dated as of February 4, 2005, by and between The Pension Benefit Guaranty Corporation, the Official Committee of Unsecured Creditors and The Penn Traffic Company and its affiliated debtors.